UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State of Incorporation or Organization)	86-1062192 (I.R.S. Employer Identification No.)

14180 Dallas Parkway, 9th Floor Dallas, Texas (Address of Principal Executive Offices)	75254 (Zip Code)

               Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.01 per share*	The New York Stock Exchange*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-105277

Securities to be registered pursuant to Section 12(g) of the Act: None.

*	Application has been made for listing pursuant to the requirements of The New York Stock Exchange.

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE
EXHIBIT INDEX

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

               A description of the common stock to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-11, as amended (File No. 333-105277) originally filed on May 15, 2003 under the Securities Act of 1933, as amended, which is incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Form of Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Registration Statement on the Form S-11 (No. 333-105277)
3.2	Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on the Form S-11 (No. 333-105277)
4.1	Specimen of certificate for shares of Common Stock, $0.01 par value (incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on the Form S-11 (No. 333-105277)

2

SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 19, 2003

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ David Kimichik

David Kimichik Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Form of Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Registration Statement on the Form S-11 (No. 333-105277)
3.2	Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on the Form S-11 (No. 333-105277)
4.1	Specimen of certificate for shares of Common Stock, $0.01 par value (incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on the Form S-11 (No. 333-105277)